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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                 January 4, 2001
                Date of Report (Date of earliest event reported):


                            ARTISAN COMPONENTS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                  000-23649              77-0278185
         --------                  ---------              ----------
     (State or other
     jurisdiction of             (Commission             (IRS Employer
      incorporation)             File Number)          Identification No.)


   1195 Bordeaux Drive, Sunnyvale, CA                       94089
   (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (408) 734-5600


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On January 4, 2001, Artisan Components, Inc.("Artisan") completed the acquisition of certain assets of the physical library business of Synopsys, Inc.
("Synopsys") in accordance with the Asset Purchase Agreement (the "Agreement") dated as of December 4, 2000, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by this reference.

        As consideration for the acquired physical library assets, we paid
$13,354,131 in cash and issued 1,450,000 shares of our common stock to Synopsys.
The share issuances were exempt from registration pursuant to Section 4(2), Rule
506(b) and Section 3(a)(11) of the Securities Act of 1933, as amended.

        The above description of the acquisition is a summary only. You should read the documents filed as exhibits to this report for a complete understanding of the acquisition.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial Statements of Business Acquired

             We will file financial information by amendment to this report as soon as possible, but not later than sixty days after this report was required to be filed initially.

        (b) Pro Forma Financial Information

             We will file any required financial statements by amendment to this report as soon as possible, but not later than sixty days after this report was required to be filed initially.

        (c) Exhibits

        2.1     Asset Purchase Agreement by and among Artisan Components, Inc.
                and Synopsys, Inc., dated as of December 4, 2000.

        99.1    Press release, dated January 5, 2001.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ARTISAN COMPONENTS, INC.

Date:  January 19, 2001               By: /s/ Mark Templeton
                                         -----------------------------------
                                         Mark Templeton
                                         President and CEO



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                                  EXHIBIT INDEX

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
Exhibit No.    Description
-----------    -----------
   2.1         Asset Purchase Agreement by and among Artisan Components, Inc.
               and Synopsys, Inc., dated December 4, 2000

   99.1        Press release dated January 5, 2001



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